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                                                                      Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into Crown Books Corporation's previously filed Forms S-8 (File Number 33-43267 and 33-78378).




ARTHUR ANDERSEN LLP



Washington, D.C.
April 30, 1997.





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